EXHIBIT 99.1

Citizens Community Bancorp, Inc. Earns $2.5 Million For Fiscal 2017. Assets Expand 35% From Prior Year

EAU CLAIRE, WI, November 6, 2017 - Citizens Community Bancorp, Inc. (the "Company") (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank”), today reported GAAP earnings decreased to $2.50 million, or $0.46 per diluted share in fiscal 2017, compared to $2.57 million, or $0.49 per diluted share for the prior fiscal year. For the fourth quarter ended September 30, 2017, GAAP earnings showed a loss of $458,000, or $0.08 per diluted share compared to earnings of $1.08 million, or $0.20 per diluted share in the linked quarter and earnings of $176,000, or $0.04 per diluted share for the fourth quarter one year earlier. The 2017 fiscal fourth quarter and year to date operations were negatively impacted by merger expenses including data system conversion expenses, severance costs, higher professional fees, interest expense from acquisition debt, increased loan loss provision associated with organic loan growth and higher compensation costs due to production incentive increases, partially offset by settlement proceeds and the positive impact of the Wells merger.
Core earnings (non-GAAP) increased 20.0% year-over-year to $4.3 million, or $0.79 per diluted share for fiscal 2017, compared to $3.6 million, or $0.67 per diluted share for fiscal 2016. For the fourth quarter of fiscal 2017, core earnings (non-GAAP) were $731,000, or $0.13 per diluted share, compared to $785,000, or $0.15 per diluted share (non-GAAP) for the fourth quarter of fiscal 2016. Fiscal 2017 core earnings exclude merger expenditures and the cost of closing six branches during the year, as well as other costs and proceeds itemized on the accompanying financial table "Reconciliation of GAAP Earnings and Core Earnings (non-GAAP)". Fiscal 2016 core earnings exclude merger expenditures related to the merger with Community Bank of Northern Wisconsin ("CBN") and the cost of closing four branch offices.
Core earnings is a non-GAAP measure that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table "Reconciliation of GAAP Earnings and Core Earnings (non-GAAP)".
“We have made considerable progress during the year improving our balance sheet, core operations and transforming our profile from our credit union heritage during the past year. We will continue to focus on streamlining operations and demonstrating we can grow organically as well as through acquisitions.” said Stephen Bianchi, President and Chief Executive Officer. “Our commercial lending platform continues to expand through the addition of new lending teams and improved performance of our existing lending teams. With solid fourth quarter growth in the commercial loan portfolio, we recorded a loan loss provision for the first time since the quarter ended December 31, 2015.”

Acquisition of Wells Financial Corp.
“We closed the acquisition of Wells Financial Corp. on August 18, 2017, and issued 592,218 Citizens Community Bancorp, Inc. shares to Wells Financial shareholders. The acquisition substantially diversified our loan and deposit portfolios, and expanded our southern Minnesota markets coverage. Within days of closing the acquisition, we were able to convert their core data system to our platform,” said Bianchi.
Fourth Quarter Fiscal 2017 Financial Highlights: (at or for the periods ended September 30, 2017, compared to June 30, 2017 and /or September 30, 2016)

•
GAAP net income reflected a loss of $458,000 in Q4 fiscal 2017, compared to earnings of $176,000 from a year ago, and $1.08 million in Q3 fiscal 2017. Fiscal 2017 net income decreased 2.9% to $2.50 million, or $0.46 per diluted share, from $2.57 million, or $0.49 per diluted share for fiscal 2016.

•
Expenses for acquisitions and other non-core items totaled $1.8 million pretax, or $0.22 per diluted share, after-tax, in the 4Q fiscal 2017 compared to $1.1 million pretax, or $0.11 per diluted share after-tax in the 4Q 2016. For fiscal 2017, non-core expenses were $2.9 million pretax, or $0.36 per diluted share after-tax, compared to $1.5 million pretax, or $0.18 per diluted share after tax for fiscal 2016.

•
Net interest income increased 7.9% to $6.17 million in Q4 fiscal 2017, from $5.72 million in Q4 fiscal 2016. For fiscal 2017, net interest income grew 10.9% to $22.27 million from $20.08 million for fiscal 2016.

•
Net interest margin (NIM) was 3.29% for the current quarter, compared to 3.32% for Q4 fiscal 2016. For fiscal 2017, the NIM expanded 4 basis points to 3.31% from 3.27% in fiscal 2016. Incremental interest expense on acquisition debt of approximately $180,000, or 11 basis points, was recorded in the current quarter.

•
Loan loss provision increased to $319,000 in Q4 fiscal 2017 compared to no provisions one year earlier and the previous quarter. Provisions were increased primarily related to the organic growth of portfolio loans by approximately $36 million in the quarter.

•
Total non-interest income increased 22% to $1.4 million in Q4 fiscal 2017, compared to $1.1 million in Q4 fiscal 2016. For fiscal 2017, total non-interest income grew 21% to $4.8 million from $3.9 million for the like period in 2016. Growth in non-interest income is being driven primarily by settlement proceeds and fee income generated due to the Wells acquisition.

•
Net loans were $727.1 million at September 30, 2017, compared to $568.4 million at September 30, 2016 and $513.6 million at June 30, 2017. The larger balance of loans, in the quarter, reflects organic loan growth plus loans acquired in the Wells Financial acquisition.

•
Total deposits were $742.5 million at September 30, 2017, compared to $557.7 million at September 30, 2016 and $519.1 million at June 30, 2017. The deposit growth is due to the Wells Financial acquisition, partially offset by deposit runoff in closed branches.

•
The allowance for loan and lease losses was 0.81% of total loans at September 30, 2017, compared to 1.06% one year earlier and 1.11% the previous quarter. The lower ratio for Q4 2017 was a result of the larger balance of loans related to the acquisition of Wells Financial that were recorded at fair values and therefore without provisions for losses.

•
Nonperforming assets were $14.7 million, or 1.56% of total assets at September 30, 2017, compared to $4.3 million, or 0.62% of total assets at September 30, 2016, and $7.3 million, or 1.10% of total assets at June 30, 2017. Included in nonperforming assets are approximately, $6.2 million of foreclosed properties acquired in the Wells Financial acquisition, including $3.1 million that have loan contracts on which the borrowers are paying according to their contractual terms, but the deed remains in the name of the Bank. The weighted average FICO score for these 24 contracts is 652 and the average loan-to-value is 64%. Additionally, other real estate owned increased $3.4 million due to contract for deed loans classified as other real estate loans, acquired in the Wells merger.

•	Bank capital ratios exceeded regulatory guidelines for a well-capitalized financial institution under the Basel III regulatory requirements at September 30, 2017:

	Citizens Community Federal N.A.	To Be Well Capitalized Under Prompt Corrective Action Provisions
Total capital (to risk weighted assets)	13.3%	10.0%
Tier 1 capital (to risk weighted assets)	12.4%	8.0%
Common equity tier 1 capital (to risk weighted assets)	12.4%	6.5%
Tier 1 leverage ratio (to adjusted total assets)	9.3%	5.0%

Balance Sheet and Asset Quality Review
Total assets were $940.7 million at September 30, 2017, compared to $695.9 million at September 30, 2016, and $665.6 million at June 30, 2017. The increase in total assets from a year ago, and on a linked quarter basis, was primarily due to the acquisition of Wells Financial.

Loan balances increased from the immediate prior quarter and the previous fiscal year period due to loans acquired through the Wells Financial acquisition plus organic growth through the existing commercial lenders. The organic growth outpaced the roll-off of indirect loans and lower levels of 1-4 family loans. At September 30, 2017, commercial and agricultural loans for both operating purpose and real estate secured totaled 47.9% of the total loan portfolio versus 42.4% the prior quarter. One to four family residential and home equity real estate loans represented 33.6% of the total loan portfolio versus 30.1% the prior quarter, while consumer related non-real estate loans totaled 18.5% of the total loan portfolio versus 27.5% the prior quarter.

Deposits totaled $742.5 million at September 30, 2017, compared to $557.7 million at September 30, 2016, and $519.1 million at June 30, 2017. Noninterest-bearing deposits increased to $75.3 million at September 30, 2017, compared to $49.6 million at June 30 and $45.4 million at September 30, 2016. Core deposits, excluding time deposits, increased to $451.7 million, or 60.8% of total deposits compared to $280.5 million at June 30, 2017, or 54.0% of total deposits.

“The acquisition of Wells Financial, combined with the closing of several branches over the past year has substantially changed the composition of our loan and deposit portfolios, which we believe will result in a stronger core earnings stream and better net interest margins,” added Bianchi.

Federal Home Loan Bank ("FHLB") advances totaled $90.0 million at September 30, 2017, compared to $67.9 million at June 30, 2017. Other borrowings increased to $30.3 million at September 30, 2017 compared to $11.0 million at June 30, 2017. The Bank has used borrowings and equity capital to fund branch closings, as well as acquisition of other financial institutions, and FHLB advances to support organic loan growth.

The allowance for loan and lease losses at September 30, 2017, totaled $5.9 million and represented 0.81% of total loans, compared to $6.1 million and 1.06% of total loans at September 30, 2016. Net charged off loans totaled $445,000 and represented 0.07% of average loans for fiscal 2017. One year earlier, net charge offs totaled $503,000 and represented 0.10% of average loans in fiscal 2016.

Tangible book value per share (non-GAAP) was $9.85 at September 30, 2017, compared to $11.22 at September 30, 2016, and $11.50 at June 30, 2017. The acquisition of Wells Financial resulted in the addition of $5.4 million in goodwill and $4.8 million in other intangible assets.

Capital ratios for the Bank continued to remain well above regulatory requirements with Tier 1 capital to risk weighted assets of 12.4% at September 30, 2017, compared to 12.9% at September 30, 2016. Tier 1 leverage capital to adjusted total assets was 9.3% at September 30, 2017 compared to 9.3% at September 30, 2016. These regulatory ratios were higher than the required minimum levels to be considered "Well Capitalized" of 8.00% for Tier 1 capital to risk weighted assets and 5.00% for Tier 1 leverage capital to adjusted total assets.

Review of Operations

Net interest income increased to $6.2 million for the fourth quarter of fiscal 2017, compared to $5.7 million for the fourth quarter of fiscal 2016 and $5.3 million on a linked quarter basis. For fiscal 2017, net interest income grew to $22.3 million, compared to $20.1 million for fiscal 2016. The NIM declined slightly to 3.29% for the fiscal fourth quarter of 2017, compared to 3.32% for the same quarter one year earlier, primarily due to acquisition debt, which reduced NIM 72 bp in the current quarter. The borrowings costs for the quarter were partially offset by the lower costing deposit base. For the fiscal fourth quarter 2017, deposit costs declined to 0.77% compared to 0.90% one year earlier and 0.88% for the preceding quarter. For fiscal 2017, the NIM increased to 3.31%, compared to 3.27% for fiscal 2016. The cost on the FHLB and other borrowings increased to 1.58% in fiscal 2017 compared to 1.23% in fiscal 2016.
For the quarter ended September 30, 2017, provision for loan losses totaling $319,000 was recorded, responsive to organic loan growth. This provision was the first recorded in the past seven quarters. Net charge offs were $133,000 for the fourth quarter of fiscal 2017, compared to $79,000 for the third quarter of fiscal 2017. Allowance for loan and lease losses totaled 0.81%, at September 30, 2017, compared to 1.06% at September 30, 2016 and 1.11%, at June 30, 2017.
Total noninterest expense was $7.9 million for the fourth quarter of fiscal 2017 compared to $6.7 million for the quarter ended September 30, 2016 and $4.7 million for the quarter ended June 30, 2017. Total non-interest expense for the fourth quarter includes merger related costs of $1.5 million and branch closure costs of $255,000. For fiscal 2017, noninterest expense increased to $22.9 million compared to $20.1 million for fiscal 2016, primarily due to professional fees associated with the merger, higher compensation and benefits expense due to severance payments associated with the Wells Financial acquisition and data conversion cost associated with terminating their service provider.

These financial results are preliminary until the Form 10-K is filed in December 2017.

About the Company

Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of Citizens Community Federal N.A., a national bank based in Altoona, Wisconsin, serving customers in Wisconsin, Minnesota and Michigan through 23 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato, MN, and various rural communities around these areas. The company offers traditional community banking services to businesses, Ag operators and consumers, including one-to-four family mortgages. The company’s recently completed merger with Wells Federal Bank of Wells, MN expands its market share in Mankato and southern Minnesota, and adds nine branch locations (seven branch locations after mid-December) along with expanded services through Wells Insurance Agency, Investment Advisory Services and Mortgage Loan Servicing.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of Citizens Community Federal N.A. (“CCFBank”). These uncertainties include the combined company’s ability to achieve the synergies and value creation contemplated by the transaction with Wells Financial; management’s ability to promptly and effectively integrate the businesses of the two companies; the diversion of management time on transaction-related issues; the effects of governmental regulation of the financial services industry; industry consolidation; technological developments and major world news events; general economic conditions, in particular, relating to consumer demand for CCFBank’s products and services; CCFBank’s ability to maintain current deposit and loan levels at current interest rates; competitive and technological developments; deteriorating credit quality, including changes in the interest rate environment reducing interest margins; prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; CCFBank’s ability to maintain required capital levels and adequate sources of funding and liquidity; maintaining capital requirements may limit CCFBank’s operations and potential growth; changes and trends in capital markets; competitive pressures among depository institutions; effects of critical accounting estimates and judgments; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies overseeing CCFBank; CCFBank’s ability to implement its cost-savings and revenue enhancement initiatives, including costs associated with its branch consolidation and new market branch growth initiatives; legislative or regulatory changes or actions or significant litigation adversely affecting CCFBank; fluctuation of the Company’s stock price; CCFBank's ability to attract and retain key personnel; CCFBank's ability to secure confidential information through the use of computer systems and telecommunications networks; and the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended September 30, 2016 filed with the Securities and Exchange Commission ("SEC") on December 29, 2016 and the Company's subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, which management believes may be helpful in understanding the Company's results of operations or financial position and comparing results over different periods. Non-GAAP measures eliminate the impact of certain one-time expenses such as acquisition and branch closure costs and related data processing termination fees, legal costs, severance pay, accelerated depreciation expense and lease termination fees. Merger related charges represent expenses to either satisfy contractual obligations of acquired entities without any useful benefit to the Company or to convert and consolidate customer records onto the Company platforms. These costs are unique to each transaction based on the contracts in existence at the merger date. In addition, non-GAAP financial measures exclude settlement proceeds and the FHLB prepayment fee. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets (unaudited)
(in thousands)

	September 30, 2017	June 30, 2017	September 30, 2016
Assets
Cash and cash equivalents	$41,677	$33,749	$10,046
Other interest bearing deposits	8,148	995	745
Securities available for sale "AFS"	95,883	78,475	80,123
Securities held to maturity "HTM"	5,453	5,653	6,669
Non-marketable equity securities, at cost	7,292	4,498	5,034
Loans receivable	732,995	519,403	574,439
Allowance for loan losses	(5,942)	(5,756)	(6,068)
Loans receivable, net	727,053	513,647	568,371
Loans held for sale	2,334	—	—
Mortgage servicing rights	1,886	—	—
Office properties and equipment, net	9,645	5,023	5,338
Accrued interest receivable	3,291	1,950	2,032
Intangible assets	5,449	753	872
Goodwill	10,052	4,663	4,663
Foreclosed and repossessed assets, net	6,664	622	776
Other assets	15,837	15,613	11,196
TOTAL ASSETS	$940,664	$665,641	$695,865
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$742,504	$519,133	$557,677
Federal Home Loan Bank advances	90,000	67,900	59,291
Other borrowings	30,319	11,000	11,000
Other liabilities	4,358	1,598	3,353
Total liabilities	867,181	599,631	631,321
Stockholders’ equity:
Common stock— $0.01 par value, authorized 30,000,000; 5,888,816; 5,270,895 and 5,260,098 shares issued and outstanding, respectively	59	53	53
Additional paid-in capital	63,383	55,089	54,963
Retained earnings	10,764	11,221	9,107
Unearned deferred compensation	(456)	(214)	(193)
Accumulated other comprehensive (loss) gain	(267)	(139)	614
Total stockholders’ equity	73,483	66,010	64,544
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$940,664	$665,641	$695,865

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Interest and dividend income:
Interest and fees on loans	$7,194	$6,030	$6,784	$25,826	$23,407
Interest on investments	576	591	410	2,052	1,677
Total interest and dividend income	7,770	6,621	7,194	27,878	25,084
Interest expense:
Interest on deposits	1,095	1,035	1,212	4,299	4,200
Interest on FHLB borrowed funds	217	164	168	717	664
Interest on other borrowed funds	286	107	96	594	143
Total interest expense	1,598	1,306	1,476	5,610	5,007
Net interest income before provision for loan losses	6,172	5,315	5,718	22,268	20,077
Provision for loan losses	319	—	—	319	75
Net interest income after provision for loan losses	5,853	5,315	5,718	21,949	20,002
Non-interest income:
Net gains on available for sale securities	82	—	16	111	63
Service charges on deposit accounts	368	325	463	1,433	1,627
Loan fees and service charges	453	313	410	1,540	1,296
Settlement proceeds	—	—	—	283	—
Other	488	353	253	1,384	929
Total non-interest income	1,391	991	1,142	4,751	3,915
Non-interest expense:
Compensation and benefits	3,233	2,395	3,082	10,862	9,866
Occupancy	584	565	991	2,780	2,826
Office	443	304	361	1,340	1,225
Data processing	650	476	528	2,052	1,802
Amortization of intangible assets	100	38	45	219	111
Amortization of mortgage servicing rights	39	—	—	39	—
Advertising, marketing and public relations	302	75	245	545	701
FDIC premium assessment	69	79	139	300	394
Professional services	860	382	579	2,078	1,368
Other	1,629	305	759	2,663	1,765
Total non-interest expense	7,909	4,619	6,729	22,878	20,058
(Loss) income before (benefit) provision for income taxes	(665)	1,687	131	3,822	3,859
(Benefit) provision for income taxes	(207)	604	(45)	1,323	1,286
Net (loss) income attributable to common stockholders	$(458)	$1,083	$176	$2,499	$2,573
Per share information:
Basic earnings (loss)	$(0.08)	$0.21	$0.04	$0.47	$0.49
Diluted earnings (loss)	$(0.08)	$0.20	$0.04	$0.46	$0.49
Cash dividends paid	$—	$—	$—	$0.16	$0.12
Book value per share at end of period	$12.48	$12.52	$12.27	$12.48	$12.27
Tangible book value per share at end of period (non-GAAP)	$9.85	$11.50	$11.22	$9.83	$11.22

Note: Certain items previously reported were reclassified for consistency with the current presentation.

Reconciliation of GAAP Earnings (loss) and Core Earnings (non-GAAP):

	Three Months Ended			Twelve Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
	(Dollars in Thousands, except share data)
GAAP earnings (loss) before income taxes	$(665)	$1,687	$131	$3,822	$3,859
Merger related costs (1)	1,517	147	444	1,860	701
Branch closure costs (2)	255	59	614	951	839
Settlement proceeds (3)	—	—	—	(283)	—
Prepayment fee (4)	—	—	—	104	—
Core earnings before income taxes (5)	1,107	1,893	1,189	6,454	5,399
Provision for income tax on core earnings at 34%	376	644	404	2,194	1,836
Core earnings after income taxes (5)	$731	$1,249	$785	$4,260	$3,563
GAAP diluted earnings (loss) per share, net of tax	$(0.08)	$0.20	$0.04	$0.46	$0.49
Merger related costs, net of tax	0.19	0.02	0.05	0.23	0.09
Branch closure costs, net of tax	0.03	0.01	0.06	0.12	0.09
Settlement proceeds	$—	$—	$—	$(0.03)	$—
Prepayment fee	$—	$—	$—	$0.01	$—
Core diluted earnings per share, net of tax	$0.14	$0.23	$0.15	$0.79	$0.67

Average diluted shares outstanding	5,629,363	5,316,726	5,274,505	5,378,548	5,257,304

(1) Costs incurred are included as data processing, advertising, marketing and public relations, professional fees and other non-interest expense in the consolidated statement of operations.
(2) Branch closure costs include severance pay recorded in salaries and other benefits, accelerated depreciation expense and lease termination fees included in occupancy and other costs included in other non-interest expense in the consolidated statement of operations. In addition, other non-interest expense includes costs related to the valuation reduction of the Ridgeland branch office in the fourth quarter of fiscal 2017.
(3) Settlement proceeds includes litigation income from a JP Morgan Residential Mortgage Backed Security (RMBS) claim. This JP Morgan RMBS was previously owned by the Bank and sold in 2011.
(4) The prepayment fee, includes the cost to restructure our FHLB borrowings and is included in other non-interest expense in the consolidated statement of operations.
(5) Core earnings is a non-GAAP measure that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities.
(6) Reconciliation of tangible book value:

Tangible book value per share at end of period	September 30, 2017	June 30, 2017	September 30, 2016
Total stockholders' equity	$73,483	$66,010	$64,544
Less: Goodwill	(10,052)	(4,663)	(4,663)
Less: Intangible assets	(5,449)	(753)	(872)
Tangible common equity (non-GAAP)	$57,982	$60,594	$59,009
Ending common shares outstanding	5,888,816	5,270,895	5,260,098
Tangible book value per share (non-GAAP)	$9.85	$11.50	$11.22

Nonperforming Assets:

	September 30, 2017 and Three Months Ended	June 30, 2017 and Three Months Ended	September 30, 2017 and Twelve Months Ended	September 30, 2016 and Twelve Months Ended
Nonperforming assets:
Nonaccrual loans	7,452	$6,035	$7,452	$3,191
Accruing loans past due 90 days or more	589	681	589	380
Total nonperforming loans (“NPLs”) (1)	8,041	6,716	8,041	3,571
Other real estate owned (1)	6,609	580	6,609	725
Other collateral owned	55	42	55	52
Total nonperforming assets (“NPAs”) (1)	$14,705	$7,338	$14,705	$4,348
Troubled Debt Restructurings (“TDRs”)	$3,423	$3,389	$3,423	$3,733
Nonaccrual TDRs	$621	$393	$621	$515
Average outstanding loan balance	$626,199	$527,106	$653,717	$512,475
Loans, end of period	732,995	519,403	732,995	574,439
Total assets, end of period	940,664	665,641	940,664	695,865
ALL, at beginning of period	5,756	5,835	6,068	6,496
Loans charged off:
Residential real estate	(74)	(50)	(233)	(140)
Commercial/agriculture real estate	—	—	—	—
Consumer non-real estate	(95)	(54)	(389)	(460)
Commercial agriculture non-real estate	—	(7)	(9)	(118)
Total loans charged off	(169)	(111)	(631)	(718)
Recoveries of loans previously charged off:
Residential real estate	6	4	14	11
Commercial/agriculture real estate	—	—	—	—
Consumer non-real estate	30	28	171	204
Commercial agriculture non-real estate	—	—	1	—
Total recoveries of loans previously charged off:	36	32	186	215
Net loans charged off (“NCOs”)	(133)	(79)	(445)	(503)
Additions to ALL via provision for loan losses charged to operations	319	—	319	75
ALL, at end of period	$5,942	$5,756	$5,942	$6,068
Ratios:
ALL to NCOs (annualized)	1,116.92%	1,821.52%	1,335.28%	1,206.36%
NCOs (annualized) to average loans	0.08%	0.06%	0.07%	0.10%
ALL to total loans	0.81%	1.11%	0.81%	1.06%
NPLs to total loans	1.10%	1.29%	1.10%	0.62%
NPAs to total assets	1.56%	1.10%	1.56%	0.62%

(1) Total Nonperforming assets increased primarily due to REO loan balances acquired with the Wells acquisition in August 2017. Acquired nonperforming loans were $5,794, $4,289 and $1,778 at September 30, 2017, June 30, 2017 and September 30, 2016, respectively. Acquired real estate owned property balances were $6,221, $138 and $212 at September 30, 2017, June 30, 2017 and September 30, 2016, respectively. At September 30, 2017, acquired real estate owned property includes $3,094 contract for deed loans paying according to contract terms.

Troubled Debt Restructurings:

	September 30, 2017		June 30, 2017		September 30, 2016
	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment	Number of Modifications	Recorded Investment
Troubled debt restructurings:
Residential real estate	29	$3,072	28	$3,125	32	$3,414
Commercial/Agricultural real estate	1	68	—	—	—	—
Consumer non-real estate	20	195	20	223	25	384
Commercial/Agricultural non-real estate	2	88	1	41	—	—
Total loans	52	$3,423	49	$3,389	57	$3,798

Loan Composition:

	September 30, 2017	June 30, 2017	September 30, 2016
Originated Loans:
Residential real estate:
One to four family	$132,380	$136,527	$160,961
Purchased HELOC loans	18,071	—	—
Commercial/Agricultural real estate:
Commercial real estate	97,155	79,450	58,768
Agricultural real estate	10,628	8,428	3,418
Multi-family real estate	24,486	23,354	18,935
Construction and land development	12,399	11,951	12,977
Consumer non-real estate:
Originated indirect paper	85,732	93,887	119,073
Purchased indirect paper	29,555	33,660	49,221
Other Consumer	14,496	14,771	18,926
Commercial/Agricultural non-real estate:
Commercial non-real estate	35,198	22,308	17,969
Agricultural non-real estate	12,493	12,213	9,994
Total originated loans	$472,593	$436,549	$470,242
Acquired Loans:
Residential real estate:
One to four family	$97,183	$20,208	$26,777
Commercial/Agricultural real estate:
Commercial real estate	62,807	24,827	30,172
Agricultural real estate	57,374	21,260	24,780
Multi-family real estate	1,742	—	200
Construction and land development	7,309	2,036	3,603
Consumer non-real estate:
Other Consumer	6,172	415	789
Commercial/Agricultural non-real estate:
Commercial non-real estate	20,053	10,249	13,032
Agricultural non-real estate	11,380	4,193	4,653
Total acquired loans	$264,020	$83,188	$104,006
Total Loans:
Residential real estate:
One to four family	$229,563	$156,735	$187,738
Purchased HELOC loans	18,071	—	—
Commercial/Agricultural real estate:
Commercial real estate	159,962	104,277	88,940
Agricultural real estate	68,002	29,688	28,198
Multi-family real estate	26,228	23,354	19,135
Construction and land development	19,708	13,987	16,580
Consumer non-real estate:
Originated indirect paper	85,732	93,887	119,073
Purchased indirect paper	29,555	33,660	49,221
Other Consumer	20,668	15,186	19,715
Commercial/Agricultural non-real estate:
Commercial non-real estate	55,251	32,557	31,001
Agricultural non-real estate	23,873	16,406	14,647
Gross loans	$736,613	$519,737	$574,248
Net deferred loan costs (fees)	(3,618)	(334)	191
Total loans receivable	$732,995	$519,403	$574,439

Deposit Composition:

	September 30, 2017	June 30, 2017	September 30, 2016
Non-interest bearing demand deposits	$75,318	$49,582	$45,408
Interest bearing demand deposits	147,912	49,366	48,934
Savings accounts	102,756	53,124	52,153
Money market accounts	125,749	128,435	137,234
Certificate accounts	290,769	238,626	273,948
Total deposits	$742,504	$519,133	$557,677

Average balances, Interest Yields and Rates:

	Three months ended September 30, 2017			Three months ended June 30, 2017			Three months ended September 30, 2016
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Average interest earning assets:
Cash and cash equivalents	$32,692	$71	0.86%	$17,246	$27	0.63%	$19,088	$19	0.40%
Loans receivable	621,530	7,194	4.59%	526,661	6,030	4.59%	580,151	6,784	4.65%
Interest bearing deposits	4,571	18	1.56%	808	4	1.99%	745	4	2.14%
Investment securities (1)	90,467	511	2.24%	84,845	582	2.75%	88,705	405	1.82%
Non-marketable equity securities, at cost	5,701	57	3.97%	4,488	48	4.29%	5,034	54	4.27%
Total interest earning assets	$754,961	$7,851	4.13%	$634,048	$6,691	4.23%	$693,723	$7,266	4.17%
Average interest bearing liabilities:
Savings accounts	$72,476	$21	0.11%	$47,184	$13	0.11%	$42,368	$17	0.16%
Demand deposits	98,416	79	0.32%	50,617	59	0.47%	52,868	85	0.64%
Money market accounts	128,039	168	0.52%	122,709	126	0.41%	143,493	149	0.41%
CD’s	235,076	752	1.27%	226,189	767	1.36%	265,357	878	1.32%
IRA’s	31,302	75	0.95%	26,852	70	1.05%	30,237	83	1.09%
Total deposits	$565,309	$1,095	0.77%	$473,551	$1,035	0.88%	$534,323	$1,212	0.90%
FHLB advances and other borrowings	93,978	503	2.12%	74,548	271	1.46%	73,426	264	1.43%
Total interest bearing liabilities	$659,287	$1,598	0.96%	$548,099	$1,306	0.96%	$607,749	$1,476	0.97%
Net interest income		$6,253			$5,385			$5,790
Interest rate spread			3.17%			3.27%			3.20%
Net interest margin			3.29%			3.41%			3.32%
Average interest earning assets to average interest bearing liabilities			1.15			1.16			1.14

(1) For the 3 months ended September 30, 2017, June 30, 2017 and September 30, 2016, the average balance of the tax exempt investment securities, included in investment securities, were $32,540, $31,204 and $31,819 respectively. The interest income on tax exempt securities is computed on a tax-equivalent basis using a tax rate of 34% for all periods presented.

	Year ended September 30, 2017			Year ended September 30, 2016
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Average interest earning assets:
Cash and cash equivalents	$19,368	$139	0.72%	$18,873	$70	0.37%
Loans receivable	568,670	25,826	4.54%	504,972	23,407	4.64%
Interest bearing deposits	1,922	29	1.51%	2,378	47	1.98%
Investment securities (1)	87,449	1,974	2.26%	90,565	1,655	1.83%
Non-marketable equity securities, at cost	5,136	205	3.99%	4,783	172	3.60%
Total interest earning assets	$682,545	$28,173	4.13%	$621,571	$25,351	4.08%
Average interest bearing liabilities:
Savings accounts	$53,530	$67	0.13%	$33,538	$43	0.13%
Demand deposits	65,283	273	0.42%	36,878	240	0.65%
Money market accounts	126,487	555	0.44%	141,938	585	0.41%
CD’s	236,590	3,104	1.31%	239,363	3,037	1.27%
IRA’s	29,042	300	1.03%	25,854	295	1.14%
Total deposits	$510,932	$4,299	0.84%	$477,571	$4,200	0.88%
FHLB advances and other borrowings	82,781	1,311	1.58%	65,857	807	1.23%
Total interest bearing liabilities	$593,713	$5,610	0.94%	$543,428	$5,007	0.92%
Net interest income		$22,563			$20,344
Interest rate spread			3.19%			3.16%
Net interest margin			3.31%			3.27%
Average interest earning assets to average interest bearing liabilities			1.15			1.14

(1) For the 12 months ended September 30, 2017 and September 30, 2016, the average balance of the tax exempt investment securities, included in investment securities, were $31,883 and $29,232 respectively. The interest income on tax exempt securities is computed on a tax-equivalent basis using a tax rate of 34% for all periods presented.

CITIZENS COMMUNITY FEDERAL N.A.
Selected Capital Composition Highlights (unaudited)

	September 30, 2017	June 30, 2017	September 30, 2016	To Be Well Capitalized Under Prompt Corrective Action Provisions
Total capital (to risk weighted assets)	13.3%	15.4%	14.1%	10.0%
Tier 1 capital (to risk weighted assets)	12.4%	14.2%	12.9%	8.0%
Common equity tier 1 capital (to risk weighted assets)	12.4%	14.2%	12.9%	6.5%
Tier 1 leverage ratio (to adjusted total assets)	9.3%	10.3%	9.3%	5.0%